Exhibit 5.1

August 19, 2011

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, CA 94109

Re:      Post-Effective Amendment No. 1 to Registration Statements on Form S-8

Ladies and Gentlemen:

We are acting as counsel for Williams-Sonoma, Inc., a Delaware corporation (the “Company”), in connection with the preparation of Post Effective Amendment No. 1 (the “Amendment”) to Registration Statements on Form S-8 (File Nos. 33-60787, 33-65656, 333-48247, 333-39811, 333-58833, 333-48750, 333-58026, 333-134897, 333-118351 and 333-169318) to be filed by you with the Securities and Exchange Commission on or about August 19, 2011 (the “Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the adoption of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan (formerly known as your 2001 Stock Option Plan), Williams-Sonoma, Inc. 2000 Nonqualified Stock Option Plan, First Amendment and Restatement of the Williams-Sonoma, Inc. Executive Deferral Plan, and Amended and Restated 1993 Stock Option Plan (collectively, the “Plans”) by the Company, pursuant to Rule 414 of the Act, as a successor issuer of Williams-Sonoma, Inc., a California corporation.

As counsel for the Company, we have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the shares issued under the Plans have been duly authorized and, when issued and sold in accordance with the Plans, will be legally issued, fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

We consent to the use of this opinion as an exhibit to the Amendment, and further consent to the use of our name wherever appearing in the Amendment and any subsequent amendment thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Amendment, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation